As filed with the United States Securities and Exchange Commission on March 6, 2014

Registration No. 333-115563

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

Registration Statement Under The Securities Act of 1933

DYNAMIC MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0608431 (I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado 80301

(303) 665-5700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Richard A. Santa

Senior Vice President and Chief Executive Officer

5405 Spine Road

Boulder CO 80301

(303) 604-3938

(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

Garth B. Jensen, Esq.

Sherman & Howard L.L.C.

633 17th Street, Suite 3000

Denver, CO 80202

(303) 299-8257

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

Deregistration of Unsold Securities/Termination of Effectiveness.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-115563), filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2004 (the “Registration Statement”) by Dynamic Materials Corporation (the “Registrant”), relating to the registration of 50,000 shares of common stock, par value $0.05 per share (the “Common Stock”) of the Registrant issuable under Registrant’s Employee Stock Purchase Plan.

In accordance with the Registrant’s undertakings in the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all shares of Common Stock registered but remaining unsold as of the date hereof, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, on this 6th day of March 2014.

DYNAMIC MATERIALS CORPORATION.

By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial Officer

	Signatures	Title	Date

	/s/ Kevin T. Longe	President and Chief Executive Officer	March 6, 2014
	Kevin T. Longe	(Principal Executive Officer) and Director

	/s/ Richard A. Santa	Senior Vice President and	March 6, 2014
	Richard A. Santa	Chief Financial Officer (Principal
Financial and Accounting Officer)

	*	Chairman and Director	March 6, 2014
Gerard Munéra

Director
David C. Aldous

	*	Director	March 6, 2014
Yvon Pierre Cariou

Director
Robert A. Cohen

Director
James J. Ferris

	/s/ Richard P. Graff	Director	March 6, 2014
Richard P. Graff

	*	Director	March 6, 2014
Bernard Hueber

Director
Rolf Rospek

*By:	/s/ Richard A. Santa
Richard A. Santa, attorney-in-fact

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